Exhibit 99.1

BLACKSTONE HOLDINGS I L.P.	08/06/2026
By: Blackstone Holdings I/II GP, L.L.C., its general partner

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Holdings I/II GP L.L.C.	08/06/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

BTO Grannus Holdings IV – NQ LLC	08/06/2026
By: Blackstone Tactical Opportunities Advisors L.L.C., its investment manager

By: /s/ Christopher J. James Name: Christopher J. James
Title: Senior Managing Director

Grannus Holdings Manager – NQ LLC	08/06/2026

By: /s/ Christopher J. James
Name: Christopher J. James
Title: Manager

Blackstone Tactical Opportunities Advisors L.L.C.	08/06/2026

By: /s/ Christopher J. James
Name: Christopher J. James
Title: Senior Managing Director

Blackstone Intermediary Holdco L.L.C.	08/06/2026
By Blackstone Securities Partners L.P., its sole member

By: /s/ Evan Clandorf
Name: Evan Clandorf
Title: Authorized Person
Blackstone Securities Partners L.P.	08/06/2026

By: /s/ Evan Clandorf
Name: Evan Clandorf
Title: Authorized Person

Blackstone Advisory Services L.L.C.	08/06/2026

By: /s/ Evan Clandorf
Name: Evan Clandorf
Title: Authorized Person